UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/23/2008

Innospec Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13879

Delaware	981081725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park,
Oil Sites Road,
Ellesmere Port,
CH65 4EY,
United Kingdom
(Address of principal executive offices, including zip code)

+44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Serious Fraud Office investigation

On May 21, 2008, the United Kingdom's Serious Fraud Office ("SFO") notified Innospec Limited, an English subsidiary of Innospec Inc., (the "Company") that it had commenced an investigation into contracts involving British companies under the United Nations Oil for Food Program ("OFF Program"). As part of this investigation the SFO have asked Innospec Limited to produce documents in respect of the Company's participation in the OFF Program and certain other transactions outside the OFF Program, including, in particular, documents related to contracts entered into by Alcor Chemie Vertriebs GmbH, a Swiss company and indirect subsidiary of the Company. The Company, and its officers and directors, and Innospec Limited intend to cooperate with the SFO in its investigation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: May 23, 2008	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel